UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): September 25, 2008

VICTORY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	002-76219-NY	87-0564472
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		I.D. Number)

112 N Curry Street, Carson City, Nevada 89703-4934
(Address of principal executive offices)

(702) 989 9735
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

The Corporation through a requisite vote of the shareholders has removed Mr. Rick May from the Victory Energy Corporation Board of Directors effective September 24, 2008 as a result of the following:

•	Breach of fiduciary duty in that Mr. May has been attempting to align himself with a special interest group of shareholders against management to the detriment of the remainder of the shareholders.
•	Through email correspondence Mr. May’s primary focus is the removal of the President/CEO of the Corporation in what appears to be an attempt of gain control of the Corporation.
•
Mr. May has made allegations and accusations against the Corporation and its President/CEO without substantiation.  These allegations and accusations have been made through email and distributed to shareholders.

•	Possible extortion based upon threats of criminal action for financial and civil gain

Mr. May has made set forth various accusations in numerous emails to the Corporation and others. The Corporation has outlined the material allegations below and has provided its position in response the Mr. May’s allegations.

1.	No possible means for the Corporation to turn a profit

Every new corporation goes through a growth period as it strives to move forward and generate a profit.  Victory Energy Corporation as it currently exists is approximately three years old.  During this period the Corporation has demonstrated an upward curve toward breaking and eventually turning a profit.

2.	Mr. May has threatened to bring criminal charges against the President/CEO

The Corporation disputes that its President and CEO has been engaged in criminal activity.

3.	Growing number of disgruntled shareholders

Every company/corporation has some level of disgruntled shareholders especially in the current market.

4.	Bringing on investors that could not afford to be investors

The Corporation believes that shareholders who have purchased stock in the Corporation were aware of the risks.

5.	Stock share value’s inability to climb due to the President/CEO’s involvement with Corporation

The Corporation believes that Share value has been hampered by negative internet bloggers and short sales by those who have targeted stocks of this nature and will continue to do so as long as it is profitable for them

6.	Stock share value’s inability to climb due to President/CEO cohabitation with Mr. Pinchin

Mr. Pinchin has not served in any capacity in the Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Energy Corporation

Dated: September 25, 2008	By:	/s/ Jon Fullenkamp
Jon Fullenkamp
Chairman and CEO

EXIHIBIT A

From: Jon Fullenkamp
Date: September 24, 2008 11:57:50 AM PDT
To: Rick May <rmay@rji.cc>
Cc: Mark Perry, Richard Greene, William Vogeler, Harold Gerwerter, Perry Mansell
Subject: Notification

Rick,

This correspondence is to notify you that because of your breach of fiduciary responsibility, adversarial position to the Corporation, your own personal agenda that is in direct conflict to the growth of the Corporation, and your interference with select shareholders, your services are no longer required as a board member of Victory Energy Corporation as you were removed by a majority vote.

Jon Fullenkamp
Perry Mansell